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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                  JUNE 19, 1006

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                               BLUE HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other Jurisdiction of Incorporation or Organization)


       000-33297                                           88-0450923
(Commission File Number)                       (IRS Employer Identification No.)

                       5804 E. SLAUSON AVE., COMMERCE, CA
                                      90040
                         (Address of Principal Executive
                              Offices and zip code)

                                 (323) 725-5555
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 19, 2006, Blue Holdings, Inc. entered into an Agreement and Plan of Merger ("Merger Agreement") among LR Acquisition Corporation, a District of Columbia corporation and our wholly-owned subsidiary ("LR Acquisition"), Long Rap, Inc., a District of Columbia corporation ("Long Rap"), the stockholders of Long Rap and Charles Rendelman, as the Long Rap stockholders' representative, pursuant to which Long Rap will merge with and into LR Acquisition with LR Acquisition surviving the merger. The consideration payable by us in connection with the merger consists of $16,000,000 in cash and shares of our common stock having a value of $16,000,000 based on the average closing price of our common stock during the 10-day trading period immediately preceding the effective time of the merger (collectively the "Merger Consideration"). Each stockholder of Long Rap will receive its proportionate share of the cash and stock consideration payable under the merger agreement as Merger Consideration, based on such stockholder's percentage ownership of Long Rap's outstanding capital stock.

         Notwithstanding the above, the aggregate share portion of the Merger Consideration (the "Share Consideration") to be issued at the closing will in no event represent in excess of 19.99% of our voting power outstanding immediately prior to the effective time of the merger, or otherwise equal a number of shares of our common stock in excess of 19.99% of the number of shares of our common stock issued and outstanding immediately prior to the effective time of the merger. If, as a result of the foregoing limitation, the value of the Share Consideration to be issued at the closing is less than $16,000,000, then we will pay the difference, i.e., $16,000,000 less the value of the Share Consideration, in cash, provided that such cash payment does not adversely affect the determination of the merger as a "reorganization" under Section 368(a) of the Code. In the event that any such payment would adversely affect the determination of the Merger as a "reorganization" under Section 368(a) of the Code, then the Merger shall be abandoned and the Merger Agreement will terminate.

         At the effective time of the merger, the articles of incorporation and bylaws of LR Acquisition will be the articles of incorporation and bylaws of the surviving company, except that such articles of incorporation will be amended to change the name of the surviving company to "Long Rap, Inc." Each outstanding share of the capital stock of Long Rap will be converted into the right to receive a proportionate share of the Merger Consideration, and each issued and outstanding share of the common stock of LR Acquisition will remain issued and outstanding and shall represent one validly issued, fully paid and non-assessable share of the common stock of the surviving company. The merger will become effective upon the filing and acceptance of articles of merger with the Department of Consumer and Regulatory Affairs of the District of Columbia in accordance with the District of Columbia Business Corporation Act.

         The consummation of the merger is conditioned on, among other customary requirements, the registration of the shares of our common stock to be issued as Merger Consideration to holders of outstanding shares of the capital stock of Long Rap, our completion of due diligence of Long Rap, the delivery by Long Rap of the audited financial statements of Long Rap, and our obtaining adequate financing to fund the cash portion of the Merger Consideration payable to the stockholders of Long Rap under the Merger Agreement and to obtain adequate working capital to fund both our and Long Rap's operations post-merger.


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


         At the effective time of the merger, we will deposit into an escrow fund a portion of the Merger Consideration equal to $1,000,000 and a number of shares of our common stock having a value of $1,000,000 (based on the average closing price of our common stock during the 10-day trading period immediately preceding the effective time of the merger) as security for claims for which we may seek indemnification under the Merger Agreement.

         Each of Long Rap's stockholders agreed to execute a lock-up agreement at the closing of the merger pursuant to which each such stockholder will agree not to offer, sell, assign, transfer, pledge or otherwise dispose of such stockholder's shares of our common stock acquired as Merger Consideration for a period of 24 months after the effective time of the merger except for the sale or transfer of up to 50,000 shares of our common stock in each 90-day period after the first anniversary of the effective time of the merger, the transfer of up to 125,000 shares per stockholder to specified advisors and employees of Long Rap, and the transfer of shares of our common stock to family members, trusts and other entities for estate planning purposes.

         We agreed to indemnify Long Rap's stockholders and certain of Long Rap's affiliates against damages incurred by or asserted against such parties based upon or resulting from (i) taxes for which certain liabilities were accrued or reserved as of April 30, 2006 and taxes accrued or reserved subsequent to such date in the ordinary course of business, (ii) third party claims relating to any liability or obligation of Long Rap accrued or reserved as of April 30, 2006 or accrued or reserved subsequent to such date in the ordinary course of business (other than specified liabilities disclosed to us),
(iii) any liability or obligation of a stockholder as a guarantor or surety as to payment or performance of Long Rap's obligations under its existing credit facility or any other guaranty liability or obligation set forth in the applicable section of Long Rap's disclosure letter, and (iv) any breach or inaccuracy of any representation, warranty or covenant made by us in the Merger Agreement and exhibits and schedules thereto, and any cost or expense related thereto, for all amounts in excess of $200,000.

         Our aggregate liability for losses incurred under the Merger Agreement is $500,000, except (i) with respect to any breach of our representations regarding the valid issuance of shares to be issued as Merger Consideration or our authority to consummate the merger, which results in the forfeiture of any of the Merger Consideration received by Long Rap's stockholders, in which case our aggregate liability shall be limited to the amount of Merger Consideration forfeited plus reasonable costs and expenses, or (ii) breaches of our representations regarding our filings with the Securities and Exchange Commission and financial statements, in which case our aggregate liability for losses shall be $5,400,000 less the aggregate value of the shares of our common stock issued in the merger based on a formula specified in the Merger Agreement. These limitations are not applicable in instances of fraud on our part or for losses in connection with taxes, third party claims or guarantees for which we have agreed to indemnify Long Rap's stockholders.

         Long Rap's stockholders agreed to indemnify us, the surviving company and certain of our affiliates against damages incurred or asserted against us, the surviving company or certain of our affiliates based upon or resulting from:
(i) taxes (except taxes for which certain liabilities were accrued or reserved as of April 30, 2006, and taxes accrued or reserved subsequent to such date in the ordinary course of business) owed prior to the effective date of the merger,
(ii) third party claims against Long Rap or the surviving company, whether arising before or after the effective time of the merger but related solely to facts, events or circumstances in existence or occurring on or prior to the effective time of the merger (except to the extent accrued or reserved as of April 30, 2006 or accrued or reserved subsequent to such date in the ordinary course of business), and (iii) any breach or inaccuracy of any representation, warranty or covenant made by Long Rap in the Merger Agreement and exhibits and schedules thereto, and any cost or expense related thereto, for all amounts in excess of $200,000.


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


         Each stockholder's aggregate liability for losses incurred under the Merger Agreement is $1.8 million (inclusive of 1/3 of the portion of the Merger Consideration deposited into the escrow account), except with respect to losses arising from any breach of Long Rap's representations regarding its capitalization or authority to consummate the merger, in which case each stockholder's aggregate liability will not exceed the value of the Merger Consideration received by such stockholder. These limitations are not applicable in instances of fraud by Long Rap or its stockholders or for losses in connection with taxes or third party claims for which Long Rap's stockholders have agreed to indemnify us.

         We may terminate the Merger Agreement with Long Rap's mutual written consent provided that such termination is authorized by our board of directors and Long Rap's board of directors. The Merger Agreement may also be terminated by us or Long Rap if: the closing of the merger does not occur on or before September 30, 2006; any permanent injunction or other order of a court or other competent government entity preventing the consummation of the merger becomes final and non-appealable; or it is determined by tax counsel that the merger will not qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. We may terminate the Merger Agreement if Long Rap breaches, which breach remains uncured for 10 days after receipt of written notice from us of such breach, any representations, warranties or covenants contained in the Merger Agreement that would result in the failure of any of the conditions to the closing of the merger set forth in the Merger Agreement, provided that we are not in material breach of the Merger Agreement. Long Rap may terminate the Merger Agreement if we breach, which breach remains uncured for 10 days after receipt of written notice from Long Rap of such breach, any representations, warranties or covenants contained in the Merger Agreement that would result in the failure of any of the conditions to the closing of the merger set forth in the Merger Agreement, provided that Long Rap is not in material breach of the Merger Agreement. In certain termination events, the terminating party may be entitled to a termination fee equal to $50,000 (plus, with respect to us, one-half of Long Rap's audit expenses in the event we terminate or the deal does not close due to reasons other than Long Rap's or its stockholders' breach), or additionally in our case, if we terminate because Long Rap or its stockholders breach their obligations with respect to other proposals, or as a result of their refusal to consummate the merger, we would be entitled to a termination fee equal to $300,000.

         During the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the effective time of the merger, Long Rap has covenanted to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and not to solicit, accept or participate in discussions regarding any proposal or offer from any person relating to a possible acquisition transaction.

         Other than in respect of the Merger Agreement, the parties thereto have no material relationship.

         On June 20, 2006, we issued a press release announcing the execution of the Merger Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.


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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION. Not applicable.

         (c)      SHELL COMPANY TRANSACTIONS. Not applicable

         (d)      EXHIBITS.

                  10.1 Agreement and Plan of Merger dated June 19, 2006 among Blue Holdings, Inc., LR Acquisition Corporation, Long Rap, Inc., the stockholders of Long Rap and Charles Rendelman.

                  99.1     Press  Release  issued by the  Registrant on June 20,
                           2006.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BLUE HOLDINGS, INC.


Date:  June 23, 2006                  By:  /S/ PATRICK CHOW
                                           -------------------------------------
                                           Patrick Chow, Chief Financial Officer
                                           and Secretary


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                                  EXHIBIT INDEX


EXHIBIT NUMBER                     DESCRIPTION OF EXHIBIT
--------------    --------------------------------------------------------------

     10.1         Agreement  and Plan of Merger  dated June 19,  2006 among Blue
                  Holdings, Inc., LR Acquisition Corporation, Long Rap, Inc., the stockholders of Long Rap and Charles Rendelman.

     99.1         Press Release issued by the Registrant on June 20, 2006.


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